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                                                               Exhibit 99(a)(12)


GENERAL ELECTRIC CAPITAL CORPORATION
LAZARD BROTHERS & CO., LIMITED
AVS NO. 447929
4 AUGUST 1997                                           FOR IMMEDIATE RELEASE
CONFIRMATION OF RELEASE IS NOT REQUIRED
SEE END OF RELEASE FOR ENQUIRIES
ANNOUNCEMENT NOT GIVEN TO THIRD PARTIES
NO UNVALIDATED VERSION TO BE ISSUED

                GENERAL ELECTRIC CAPITAL CORPORATION (GE CAPITAL)
                  --------------------------------------------
       RECOMMENDED CASH OFFER FOR CENTRAL TRANSPORT RENTAL GROUP PLC (CTR)

Lazard Brothers & Co., Limited announces that the document containing the recommended cash offer, made on behalf of GE Capital, to acquire the whole of the issued and to be issued ordinary share capital of CTR, has been posted to shareholders today.

END

ENQUIRIES
---------

GE Capital                                              Tel: 001 203 357 6978
--------------
Mary Horne
(Manager of Communications)

Lazard Brothers & Co., Limited                          Tel: 0171 558 2721
------------------------------
David Anderson

Hill and Knowlton (UK) Limited                          Tel: 0171 413 3000
------------------------------
Elizabeth Ballard
Andrew Marshall